UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
September 26, 2005
CRAFTMADE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26667	75-2057054
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
650 South Royal Lane, Suite 100
Coppell, Texas 75019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 393-3800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Craftmade International, Inc. (the “Company”) has appointed J. Marcus Scrudder as its Chief Financial Officer, effective October 3, 2005. In his position, Mr. Scrudder will be responsible for financial reporting, planning and analysis, investor relations, treasury/cash management and risk management.
Mr. Scrudder, age 37, comes to Craftmade with significant experience in finance, accounting, administration and business operations. Mr. Scrudder served as Operations Manager at privately-owned Crown Equipment Corporation after it purchased the assets of Shannon Corporation in 2004, where Mr. Scrudder was employed since 1997 and served as Chief Financial Officer since 1998. Crown Equipment Corporation is a leading brand of electric lift trucks in North America and the sixth largest manufacturer of such equipment in the world. Prior to joining Shannon Corporation, Mr. Scrudder was employed by Processors Unlimited Company, Ltd., a pharmaceutical reverse distribution company, from 1993 to 1997, where he served in several capacities, including Regional Manager from 1995 through 1997. From 1991 through 1993, Mr. Scrudder worked at FoxMeyer where he was promoted to Division Controller.
Mr. Scrudder attended the Executive Program at Southern Methodist University where he received his Masters of Business Administration and he earned a Bachelor of Business Administration in Finance from the University of Central Oklahoma.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press release of the Company, dated September 30, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFTMADE INTERNATIONAL, INC.
Date: September 30, 2005	By:	/s/ Brad D. Heimann
Brad D. Heimann
Executive Vice President and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company, dated September 30, 2005